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                                                                 EXHIBIT 10.2
                                                                    CONFORMED

                               FIRST AMENDMENT
                                      TO
                         DAYTON SUPERIOR CORPORATION
                             AMENDED AND RESTATED
                            SHAREHOLDER AGREEMENT
                            ---------------------

                  THIS FIRST AMENDMENT, is made as of the 30th day of December, 1996 between DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "COMPANY"), and RIPPLEWOOD HOLDINGS L.L.C., a Delaware limited liability company ("RIPPLEWOOD"), under the following circumstances:

                  A. The Company, Ripplewood, as the holder of Class B Common Shares, without par value ("CLASS B COMMON SHARES"), of the Company and certain holders of Class A Common Shares, without par value ("CLASS A COMMON SHARES"), of the Company entered into an Amended and Restated Shareholder Agreement dated as of June 25, 1996 (the "SHAREHOLDER AGREEMENT").

                  B. Section 7.9 of the Shareholder Agreement provides that the Shareholder Agreement may be amended if the amendment is in writing and is signed by the Company and the holders of at least a majority of the outstanding Class A Common Shares and Class B Common Shares (collectively, the "COMMON SHARES") held by persons who are parties to the Shareholder Agreement, so long as the amendment does not adversely affect the rights of any Shareholder (as defined in the Shareholder Agreement) or of the Shareholders of any class, without the prior written consent of such Shareholder or the holders of a majority of the Common Shares of such class. Ripplewood is the holder of 1,466,350 Class B Common Shares, which constitute more than a majority of the 1,927,900 outstanding Common Shares held by the parties to the Shareholder Agreement.

                  C. The Company and Ripplewood now desire to amend the Shareholder Agreement in certain respects in a manner that does not adversely affect the rights of any Shareholder other than Ripplewood.

                  NOW, THEREFORE, the parties hereto agree that the Shareholder Agreement hereby is amended, effective as of the date of this Amendment, as follows:

                  1. Article III of the Shareholder Agreement is deleted in its entirety and the following is substituted in lieu thereof: "ARTICLE III -- [Reserved]".

                  2. Section 4.4 of the Shareholder Agreement is deleted in its entirety and the following is substituted in lieu thereof: "Section 4.4 -- [Reserved]".



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                  3. Except as expressly set forth in Sections 1 and 2 of
this First Amendment, the Shareholder Agreement is not modified hereby, and shall remain in full force and effect.

                  IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first set forth above.

                                               DAYTON SUPERIOR CORPORATION

                                               By /s/ JOHN A. CICCARELLI
                                                      John A. Ciccarelli
                                                      President

                                               RIPPLEWOOD HOLDINGS L.L.C.

                                               By /s/ PETER E. BERGER
                                                      Peter E. Berger
                                                      Managing Director

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